Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

February 13, 2020

To the Board of Directors and Members of Critical Mass Industries, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of Critical Mass Industries, LLC which comprise the Balance sheets as of December 31, 2018 and 2017, and the related Statement of Operations, Statement of Members’ Deficit and Cash Flows for the years then ended and the related notes to the financial statements.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s lack of liquidity and operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Critical Mass Industries, LLC as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Certified Public Accountants

Lakewood, Colorado

CRITICAL MASS INDUSTRIES, LLC

BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$119,853	$25,630
Accounts receivable	23,640	18,442
Inventories	704,971	657,438
Other current assets	1,929	875
Total current assets	850,393	702,385
Property and equipment, net	2,127,781	2,393,276
Deposits	8,424	13,933
Total assets	$2,986,598	$3,109,594
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities:
Accounts payable	$1,059,991	$1,063,175
Accrued expenses	505,509	497,637
Deferred rent	88,332	43,717
Notes payable	494,928	1,556,529
Notes payable, related parties	830,926	363,442
Convertible notes payable	40,000	40,000
Taxes payable	48,811	41,275
Total liabilities	3,068,497	3,605,775
Commitments and contingencies (Note 9)
Members’ deficit:
Members’ units	50,500	50,500
Accumulated deficit	(132,399)	(546,681)
Total members’ deficit	(81,899)	(496,181)
Total liabilities and members’ deficit	$2,986,598	$3,109,594

The accompanying notes are an integral part of these financial statements.

CRITICAL MASS INDUSTRIES, LLC

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,
	2018	2017
Net sales	$6,367,118	$7,003,700
Cost of goods sold, net of depreciation and amortization	4,354,789	5,106,015
Gross profit	2,012,329	1,897,685
Operating expenses:
Personnel costs	451,312	904,618
Sales and marketing	610,639	535,695
General and administrative	402,145	492,644
Legal and professional fees	288,856	452,455
Depreciation and amortization	7,815	8,403
Bad debt expense	24,745	—
Total operating expenses	1,785,512	2,393,815
Income (loss) from operations	226,817	(496,130)
Other income (expense):
Other income	418,151	11,035
Interest expense	(230,686)	(314,538)
Total other income (expense), net	187,466	(303,503)
Net income (loss)	$414,282	$(799,633)

The accompanying notes are an integral part of these financial statements.

CRITICAL MASS INDUSTRIES, LLC

STATEMENTS OF MEMBERS’ DEFICIT

			Total
	Members’	Accumulated	Members’
	Units	Deficit	Deficit
Balances at January 1, 2017	$50,500	$252,952	$303,452
Net loss	—	(799,633)	(799,633)
Balances at December 31, 2017	50,500	(546,681)	(496,181)
Net income	—	414,282	414,282
Balances at December 31, 2018	$50,500	$(132,399)	$(81,899)

The accompanying notes are an integral part of these financial statements.

CRITICAL MASS INDUSTRIES, LLC

STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$414,282	$(799,633)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	7,815	8,403
Depreciation and amortization - cost of goods sold	246,325	253,655
Bad debt expense	24,745	—
Changes in operating assets and liabilities:
Accounts receivable	(29,943)	(2,742)
Inventories	(47,533)	(140,236)
Other current assets	(1,054)	3,412
Accounts payable	(3,185)	798,460
Accrued expenses	7,872	401,622
Deferred rent	44,615	26,766
Taxes payable	7,538	7,370
Net cash provided by operating activities	671,477	557,077
Cash flows from investing activities:
Purchases of property and equipment	—	(306,947)
Disposals of property and equipment	11,354	—
Deposits	5,509	—
Net cash provided by (used in) investing activities	16,863	(306,947)
Cash flows from financing activities:
Repayments of notes payable	(1,061,601)	(438,783)
Proceeds from notes payable, related parties	467,484	58,268
Net cash used in financing activities	(594,117)	(380,515)
Net increase (decrease) in cash and cash equivalents	94,223	(130,385)
Cash and cash equivalents at beginning of year	25,630	156,015
Cash and cash equivalents at end of year	$119,853	$25,630

The accompanying notes are an integral part of these financial statements.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

1.	Nature of the Business and Basis of Presentation

Critical Mass Industries, LLC DBA Good Meds (“the Company”, “CMI” and/or “Good Meds”) was incorporated in State of Colorado in 2009. The Company’s business objectives are to provide quality grown and manufactured THC products for primarily the medical cannabis market. The Company is licensed by the Marijuana Enforcement Division of Colorado to produce cannabis and cannabis products under its six licenses. These licenses allow for cultivation, manufacturing of infused products and retail distribution.

Good Meds has approximately 65 employees with the majority employed in the cultivation segment. Good Meds has two retail locations just outside of Denver in the Lakewood and Englewood markets, which carry Good Meds medical cannabis products including marijuana flower, edibles, concentrates, tinctures, topical salves, joints and vaporizer cartridges. All of the Good Meds concentrates and many infused products are made with Good Meds strains cultivated and processed in its state-of-the-art, 90,000-SF cultivation facility in Denver, growing over 100 premium flower varieties. The facility also houses a state-of-the-art extraction lab that utilizes a variety of extraction methods.

In addition to the retail and cultivation presence, the Company owns and operates BOSM Labs, a medical and recreational cannabis extract brand. While BOSM Labs has developed several processing methods, its initial objective was to perfect one genre of concentrate extraction, hydrocarbon. BOSM Labs cultivates and sells its own source material, as well as offering toll processing services for clients across the state. The brand has grown and due to the quality and consistency of the products, establishing a wholesale presence being sold across the state.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Going Concern

In accordance with Accounting Standards Update (“ASU”) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt and the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Since its inception, the Company has funded its operations primarily with proceeds from member loans and notes payable. As of December 31, 2018, the Company had a working capital deficit of $2,218,104. The continuing viability of the Company and its ability to continue as a going concern is dependent upon the Company being successful in its continuing efforts in growing its revenue base and/or accessing additional sources of capital.

If the Company is unable to obtain future funding, the Company will be forced to delay its growth and commercialization efforts. Management believes that the actions presently being taken by the Company will provide sufficient liquidity for the Company to continue to execute its business plan. However, there can be no assurances that management’s plans will be achieved.

The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to the recognition of inventory, cost of goods sold, and the Company’s various debt obligations. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company deposits its cash in financial institutions that it believes have high credit quality and has not experienced any losses on such accounts and does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships. At December 31, 2018 and 2017, all of the Company’s cash was held at one accredited financial institution.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

Fair Value Measurements

Certain assets and liabilities of the Company are carried at fair value under GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

●	Level 1—Quoted prices in active markets for identical assets or liabilities.

●	Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

●	Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values reported in the consolidated balance sheets for cash, accounts receivable, accounts payable and notes payable approximate fair values because of the immediate or short-term maturities of these financial instruments. There were no other assets or liabilities that require fair value to be recalculated on a recurring basis.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. Revenue was considered realized or realizable and earned when all of the following criteria were met: (1) persuasive evidence of an arrangement exists, (2) the sales price is fixed or determinable, (3) collectability is reasonably assured, and (4) products have been shipped and the customer has taken ownership and assumed risk of loss.

Revenue is derived from cannabis sales, primarily through the retail market, but also bolstered by a growing wholesale market. The company reduces revenues for realized discounts and potential loyalty point exposure, presenting revenues net of taxes collected from customers and remitted to governmental authorities.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

Cost of Goods Sold

Cost of goods sold includes the costs directly attributable to production of inventory such as cultivation costs, extraction costs, packaging costs, security, and allocated overhead. Overhead expenses include allocations of rent, administrative salaries, utilities, and related costs.

Accounts receivable

Accounts receivable are recorded at the invoiced amount. Past due balances are determined based on the contractual terms of the arrangements. Accounts receivable are accrued against when management determines, after considering economic and business conditions and collection efforts, that the collection of receivables is doubtful. Uncollectible accounts previously recorded as receivables are recognized as bad debt expense, with a corresponding decrease to accounts receivable. Bad debt expense for the years December 31, 2018 and December 31, 2017 are $24,745 and $0, respectively.

Inventories

Inventories consist of growing and processed plants and oils and are valued at the lower of cost or net realizable value. In evaluating whether inventories are stated at lower of cost or net realizable value, management considers such factors as inventories in hand, estimated time to sell such inventories and current market conditions. Write-offs for inventory obsolescence are recorded when, in the opinion of management, the value of specific inventory items has been impaired.

Property, Plant and Equipment

Purchase of property, plant and equipment are recorded at cost. Improvements and replacements of property, plant and equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the consolidated statements of operations. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset, as follows:

Estimated Useful Life
Computer equipment	3 - 5 years
Furniture and fixtures	5 - 7 years
Machinery and equipment	5 - 8 years
Leasehold improvements	Shorter of lease term or 15 years

Impairment of Long-Lived Assets

Management evaluates its long-lived assets for financial impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value, less the cost to sell.

Advertising

All advertising costs are recognized as an expense the first time that the advertising takes place.

Income Taxes

The Company is a Colorado limited liability company treated as a S corporation for federal income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the member. As such, no recognition of federal income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the member is not an uncertain position of the Company.

Recent Accounting Pronouncements

In February 2016, the FASB issued guidance on the recognition and measurement of leases. Under the new guidance, lessees are required to recognize a lease liability, which represents the discounted obligation to make future minimum lease payments, and a corresponding right-of-use asset on the balance sheet for most leases. The guidance retains the current accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee. Enhanced disclosures will also be required to give financial statement users the ability to assess the amount, timing and uncertainty of cash flows arising from leases. In July 2018, the FASB issued an alternative method that permits application of the new guidance at the beginning of the year of adoption. This is in addition to the method of applying the new guidance retrospectively to each prior reporting period presented. The guidance will be effective for us at the beginning of our first quarter of fiscal 2021, with optional practical expedients. Early adoption is permitted. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

In May 2014, the FASB issued guidance outlining a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers that supersedes most current revenue recognition guidance. This guidance requires an entity to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance may be applied retrospectively to each prior period presented or prospectively with the cumulative effect recognized as of the date of adoption (“modified retrospective method”). This standard is effective for fiscal years beginning after December 15, 2018, including interim periods within that reporting period. The Company is currently evaluating the new guidance to determine the impact it will have on its financial statements.

3.	Inventories

Inventories consist of three major components. Retail goods consist of both inventories recorded at cost and self-produced finished goods at their calculated cost per gram. Infused products inventory is all extracted cannabis products that are in process, or prepared for store or wholesale transfer. An internal trim cost is attached to product after harvest and a calculated cost per gram of extraction and packaging is applied. Work-in-process inventory grow applies to all plants not yet harvested and ready for their next step in the life cycle as either a raw material in the infused products life cycle or as a finished good sold through the store or wholesale channels. Inventories consisted of the following:

	December 31,
	2018	2017
Retail goods	$98,225	$92,563
Infused products	289,909	99,781
Work-in-process	316,837	465,094
	$704,971	$657,438

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

4.	Property and Equipment, Net

Property and equipment, net consisted of the following:

	December 31,
	2018	2017
Leasehold improvements	$2,223,609	$2,233,609
Machinery and equipment	857,800	857,800
Furniture and fixtures	43,330	37,355
Computer equipment	4,569	4,569
	3,129,308	3,133,333
Less: Accumulated depreciation	(1,001,527)	(740,057)
	$2,127,781	$2,393,276

Depreciation expense for the years ended December 31, 2018 and 2017 were $254,140 and $262,058, respectively. $246,325 and $253,655 of which were absorbed into cost of goods sold for the years ended December 31, 2018 and 2017, respectively.

5.	Accrued Expenses

Accrued expenses consisted of the following:

	December 31,
	2018	2017
Accrued personnel costs	$115,658	$160,593
Payroll tax liability	308,843	295,895
Gift certificates and loyalty points	81,008	41,149
	$505,509	$497,637

The balance of loyalty points is comprised of all potentially useable credits. Management does not expect this liability to be utilized and will develop a retirement program reducing the exposure of the existing liability.

As of December 31, 2018, the payroll tax liability includes approximately $110,000 in penalties and interest.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

6.	Notes Payable and Notes Payable, Related Parties

Due to the nature of the cannabis industry, institutional loans were unavailable and the Company utilized the private market for short term financing. Historically, the company entered in lines of credit with various individuals in order to help fund operations. The following is a summary of all debt as of December 31, 2018 and 2017:

				Outstanding as of
	Original	Origination	Interest	December 31,
Type	Principal	Date	Rate	2018	2017	Date Repaid
Line of credit 2***	$40,000	3/8/2010	30.0%	$97,693	$80,073	8/9/2019
Line of credit - settlement 1	22,000	10/16/2012	5.0%	129,244	380,994	2/15/2019
Line of credit 5**	45,875	12/31/2012	15.0%	6,576	10,192	3/22/2019
Line of credit 4*	250,000	7/19/2016	20.0%	261,415	269,338	8/9/2019
Line of credit - settlement 2	60,000	9/1/2016	15.0%	-	500,000	2018
Line of credit 3	500,000	4/11/2017	20.0%	-	315,932	2018
				$494,928	$1,556,529
Member line of credit 1***	20,000	2/25/2014	25.0%	546,542	132,194	N/A
Line of credit 1*	100,000	9/25/2014	25.0%	141,584	119,000	8/9/2019
Member line of credit 2	47,000	7/13/2015	20.0%	92,558	62,248	8/9/2019
Member line of credit 3*	40,000	2/10/2017	12.5%	50,242	50,000	8/9/2019
				$830,926	$363,442
Convertible note**	$40,000	2/10/2014	0.0%	$40,000	$40,000	8/9/2019

*	The remaining unpaid balance was converted into shares of First Colombia in 2019

**	Principal was in default in reporting period

***	$250,000 of outstanding balance was converted into shares of First Colombia in 2019

All notes payable are unsecured in regards to company assets. The balances above include accrued and unpaid interest.

Settlement # 1 was finalized in March 2017 and the above total reflects agreed upon future payments inclusive of interest. The final payment was made February 15, 2019. Settlement # 2 was finalized in October 2018 and the above total represents the balance prior to a settlement of 300,000 paid on December 18, 2018 which relieved the entirety of the debt.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

7.	Members’ Capital

The Company has outstanding a single class of membership interests. Members’ contributed capital was $50,500 as of December 31, 2018 and 2017.

8.	Related Party Transactions

The Company had various lines of credit agreements with related parties. The following is a summary of related party notes payable as of December 31, 2018 and 2017:

					Outstanding as of
	Noteholder Relationship	Original	Origination	Interest	December 31,
Name	to Company	Principal	Date	Rate	2018	2017
Member line of credit 1	Member of Company	$20,000	2/25/2014	25.0%	$546,542	$132,194
Line of credit 1	Family of member	100,000	9/25/2014	25.0%	141,584	119,000
Member line of credit 2	Common ownership to member	47,000	7/13/2015	20.0%	92,558	62,248
Member line of credit 3*	Member of Company	40,000	2/10/2017	12.5%	50,242	50,000
					$830,926	$363,442

Interest expense on related party notes payables were approximately $35,000 and $81,000 during the years ended December 31, 2018 and 2017.

The majority member of the business was paid $75,000 annual salary in both 2017 and 2018. John Knapp also owns Gro – Quip which sold approximately $241,000 and $177,000 worth of cultivation supplies to the Company in 2017 and 2018, respectively. Gro – Quip purchased wholesale materials from vendors wary of associating with cannabis businesses.

A Member accrued $37,500 worth of consulting fees in both 2017 and 2018, paid in 2019.

CRITICAL MASS INDUSTRIES, LLC

NOTES TO FINANCIAL STATEMENTS

9.	Commitments & Contingencies

Future minimum lease commitments under operating leases as of December 31, 2018 are as follows:

Year Ending December 31,
2019	$639,070
2020	602,944
2021	593,086
2022	198,168
Total	$2,033,268

Between April 2016 and May 2018, the Company extended the lease agreements for their retail locations and production facility. These agreements continue the leases through option years or extensions currently ending in 2022. Base rents range from $2,250 to $44,708 with annual escalators.

The company recognizes rent expense on a straight-line basis.

No unsettled litigations were reported as of December 31, 2018 and December 31, 2017. The liabilities originating from litigation were reported at face value of existing debt until determination of settlement. Once determinable, the note payable value was carried as a settlement payable inclusive of all future payment obligations. All settlements have subsequently been satisfied.

10.	Subsequent Events

Acquisition of Holdco and IPco

On July 15, 2019, (the “Purchase Date”) Redwood Green Corp (“Redwood Green”), through its wholly owned subsidiary Good Acquisition Co., entered into a Membership Interest Purchase Agreement (the “Agreement”) to acquire cannabis brands and other assets of Good Meds. As of the Purchase Date, Colorado law prohibited public companies, including Redwood Green, from owning cannabis licenses. Therefore, in conjunction with the Agreement, Good Meds spun off assets acquired by Redwood Green, into two new entities named Good Holdco, LLC (“Holdco”) and Good IPCo, LLC (“IPCo). Under the terms of the Agreement, Good Meds still retained the cannabis license, inventory and accounts receivable (the “Cannabis License Assets”) and will continue to operate the cannabis business related to the brands under license from Redwood Green, paying royalties and related fees until 2020 when Colorado law will permit public ownership of cannabis licenses. In consideration of the sale and transfer of the acquired assets, Redwood Green delivered 13,553,233 shares of Redwood Green common stock, in addition to $1,999,770 in cash to Good Meds. An additional 1,500,000 shares of Redwood Green common stock were held and retained by Redwood Green until the cannabis license can be purchased.